Filed Pursuant to Rule 424(b)(7)

Registration No. 333-221824

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
4.101% Notes due 2028	$1,250,000,000	$155,625
4.550% Notes due 2048	$850,000,000	$105,825

(1)	Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(p) under the Securities Act, the $684,750 remaining of the filing fee previously paid with respect to 136,751,595 unsold securities registered pursuant to a Registration Statement on Form S-4 (File No. 333-207218) filed by Anthem, Inc. on October 1, 2015, the offering of which has been terminated, is being carried over, of which $261,450 is offset against the entire registration fee due for this offering and of which $155,527.33 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

PROSPECTUS SUPPLEMENT (To Prospectus dated November 30, 2017)

$2,100,000,000

$1,250,000,000 4.101% Notes due 2028

$850,000,000 4.550% Notes due 2048

The 4.101% Notes due 2028, which we refer to as the 2028 notes, will mature on March 1, 2028, and the 4.550% Notes due 2048, which we refer to as the 2048 notes, will mature on March 1, 2048. We refer to the 2028 notes and the 2048 notes collectively as the notes. We will pay interest on the notes on March 1 and September 1 of each year, commencing September 1, 2018. We may redeem the 2048 notes, in whole at any time, or in part from time to time, and on or after May 1, 2020, we may redeem the 2028 notes, in whole at any time, or in part from time to time, at the applicable redemption prices discussed under the caption “Description of the Notes—Optional Redemption.” If we experience a change of control triggering event and have not otherwise elected to redeem the 2048 notes, we will be required to offer to repurchase such notes from holders as described under the caption “Description of the Notes—Repurchase Upon a Change of Control.” We will not be required to offer to repurchase the 2028 notes upon a change of control.

The selling securityholders listed under the caption “Selling Securityholders” are offering to sell $1,250,000,000 aggregate principal amount of the 2028 notes. We are offering to sell $850,000,000 aggregate principal amount of the 2048 notes.

The notes will be our unsecured and unsubordinated obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding. We do not intend to list the notes on any national securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Anthem	Proceeds, Before Expenses, to Selling Securityholders
Per 2028 note	100.000%	0.450%	—	99.550%
2028 notes total	$1,250,000,000	$5,625,000	—	$1,244,375,000
Per 2048 note	99.659%	0.875%	98.784%	—
2048 notes total	$847,101,500	$7,437,500	$839,664,000	—

Total	$2,097,101,500	$13,062,500	$839,664,000	$1,244,375,000

(1)	Plus accrued interest, if any, from March 2, 2018 if settlement occurs after that date.

The selling securityholders have agreed to purchase $1,250,000,000 aggregate principal amount of our 1.90% remarketable subordinated notes due 2028, which we refer to as the Remarketable Subordinated Notes, in connection with the remarketing of the Remarketable Subordinated Notes pursuant to the Purchase Contract and Pledge Agreement, dated as of May 12, 2015, between us and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, attorney-in-fact of the holders of the purchase contracts, and as Collateral Agent, Custodial Agent and Securities Intermediary, which we refer to as the Purchase Contract and Pledge Agreement, and intend to transfer the Remarketable Subordinated Notes to us on or about March 2, 2018 in exchange for the 2028 notes offered by them hereby and a cash payment. The sum of the aggregate public offering price of the 2028 notes and the amount of cash the selling securityholders receive from us in the foregoing exchange will equal the purchase price of the Remarketable Subordinated Notes that the selling securityholders are purchasing in the remarketing. We intend to pay a remarketing fee to the selling securityholders in their capacity as remarketing agents (the “Remarketing Agents”) in connection with the remarketing of the Remarketable Subordinated Notes that is equal to the underwriting discount on the 2028 notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about March 2, 2018, which will be the third business day following the date of the pricing of the notes (such settlement being referred to as “T+3”). See “Underwriting.”

Joint Book-Running Managers

Credit Suisse	Barclays	Morgan Stanley
(Lead Structuring Advisor of 2028 Notes) (2028 Notes and 2048 Notes)	(2028 Notes and 2048 Notes)	(2028 Notes and 2048 Notes)
Mizuho Securities
(2028 Notes)

Senior Co-Managers

Citigroup (2028 Notes and 2048 Notes)	Deutsche Bank Securities	Goldman Sachs & Co. LLC	Wells Fargo Securities
	(2028 Notes and 2048 Notes)	(2028 Notes and 2048 Notes)	(2028 Notes and 2048 Notes)

Mizuho Securities (2048 Notes)	HSBC (2048 Notes)	SunTrust Robinson Humphrey	US Bancorp (2048 Notes)
(2048 Notes)

Co-Managers

BNY Mellon Capital Markets, LLC	Huntington Capital Markets	PNC Capital Markets LLC
(2048 Notes)	(2048 Notes)	(2048 Notes)

RBC Capital Markets		SMBC Nikko
(2048 Notes)		(2048 Notes)

The date of this prospectus is February 27, 2018.

Prospectus Supplement

Prospectus

In this prospectus supplement, “we,” “us,” “our,” and “Anthem” refer to Anthem, Inc. or Anthem, Inc. and its direct and indirect subsidiaries, as the context requires.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer and sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various disclosures made by us, which attempt to advise interested parties of the factors that affect our business, including “Risk Factors” set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017 and our reports filed with the SEC from time to time. Except to the extent otherwise required by federal securities laws, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof. These risks and uncertainties include, but are not limited to: the impact of federal and state regulation, including ongoing changes in the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended; trends in healthcare costs and utilization rates; our ability to contract with providers on cost-effective and competitive terms; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; reduced enrollment; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon, our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services (“CMS”) Star ratings and other quality scores and funding risks with respect to revenue received from participation therein; competitive pressures, including competitor pricing, which could affect our ability to maintain or increase our market share; a negative change in our healthcare product mix; our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; costs and other liabilities associated with litigation, government investigations, audits or reviews; the ultimate outcome of litigation between Cigna Corporation (“Cigna”) and us related to the merger agreement between the parties, including our claim for damages against Cigna, Cigna’s claim for payment of a termination fee and other damages against us, and the potential for such litigation to cause us to incur substantial costs, materially distract management and negatively impact our reputation and financial positions; medical malpractice or professional liability claims or other risks related to healthcare services provided by our subsidiaries; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital; the potential negative effect from our substantial amount of outstanding indebtedness; a downgrade in our financial strength ratings; the effects of any negative publicity related to the health benefits industry in general or us in particular; unauthorized disclosure of member or employee sensitive or confidential information, including the impact and outcome of any investigations, inquiries, claims and litigation related thereto; failure to effectively maintain and modernize our information systems; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties, our inability to meet customer demands, and sanctions imposed by governmental entities, including CMS; state guaranty fund assessments for insolvent insurers; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; regional concentrations of our business and future public health epidemics and catastrophes; general risks associated with mergers, acquisitions and strategic alliances; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; changes in U.S. tax laws; intense competition to attract and retain employees; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; and general economic downturns.

S-ii

SUMMARY

The following summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

We are one of the largest health benefits companies in the United States in terms of medical membership, serving 40.2 million medical members through our affiliated health plans as of December 31, 2017. We are an independent licensee of the Blue Cross and Blue Shield Association, an association of independent health benefit plans. We serve our members as the Blue Cross licensee for California and as the Blue Cross and Blue Shield (“BCBS”) licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (in varying counties as BCBS, Blue Cross or Empire BlueCross BlueShield HealthPlus), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.) and Wisconsin. In a majority of these service areas we do business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia, and Empire Blue Cross Blue Shield or Empire Blue Cross (in our New York service areas). We also conduct business through arrangements with other BCBS licensees in Louisiana, South Carolina and western New York. Through our Amerigroup subsidiary and other subsidiaries, we conduct business in Florida, Georgia, Iowa, Kansas, Maryland, Nevada, New Jersey, New Mexico, Tennessee, Texas, Washington and Washington, D.C. In addition, we conduct business through our subsidiaries Simply Healthcare, HealthSun, Freedom Health and Optimum Healthcare in Florida and America’s 1st Choice in South Carolina. We also serve customers throughout the country as HealthLink, UniCare, and in certain Arizona, California, Connecticut, Iowa, Nevada, Tennessee and Virginia markets through our CareMore Health subsidiary. We are licensed to conduct insurance operations in all 50 states and the District of Columbia through our subsidiaries.

Anthem is incorporated under the laws of the State of Indiana. Our principal executive offices are located at 120 Monument Circle, Indianapolis, Indiana 46204 and our telephone number is (317) 488-6000. We maintain a website at www.antheminc.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

If you would like to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Remarketing of Remarketable Subordinated Notes

The selling securityholders have agreed to purchase $1,250,000,000 principal amount of our Remarketable Subordinated Notes in connection with the remarketing of the Remarketable Subordinated Notes pursuant to the Purchase Contract and Pledge Agreement, and intend to transfer the Remarketable Subordinated Notes to us on or about March 2, 2018 in exchange for the 2028 notes offered by them hereby and a cash payment. The Remarketable Subordinated Notes will be cancelled after we purchase them. The sum of the aggregate public offering price of the 2028 notes and the amount of cash the selling securityholders receive from us in the foregoing exchange will equal the purchase price of the Remarketable Subordinated Notes that the selling securityholders are purchasing in the remarketing. We intend to pay a remarketing fee to the Remarketing Agents in connection with the remarketing of the Remarketable Subordinated Notes that is equal to the underwriting discount on the 2028 notes.

The Offering

Issuer	Anthem, Inc.

Securities Offered	$1,250,000,000 aggregate principal amount of 4.101% notes due 2028.

$850,000,000 aggregate principal amount of 4.550% notes due 2048.

Maturity Dates	For the 2028 notes, March 1, 2028.

For the 2048 notes, March 1, 2048.

Interest Payment Dates	March 1 and September 1 of each year, commencing September 1, 2018.

Optional Redemption	With respect to the 2028 notes, on or after May 1, 2020 and prior to December 1, 2027 (three months prior to the maturity date of such notes) (the “2028 Par Call Date”), such notes may be redeemed at our option, at any time in whole or from time to time in part, on at least 10 days’ but no more than 60 days’ prior written notice mailed to the registered holders of the notes to be redeemed, at a redemption price equal to the greater of:

(1) 100% of the aggregate principal amount of the notes being redeemed, and

(2) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the 2028 notes to be redeemed, assuming that the 2028 notes matured on the 2028 Par Call Date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus accrued and unpaid interest on the 2028 notes to the date of redemption. See “Description of the Notes—Optional Redemption.”

With respect to the 2048 notes, prior to September 1, 2047 (six months prior to the maturity date of such notes) (the “2048 Par Call Date”), such notes may be redeemed at our option, at any time in whole or from time to time in part, on at least 10 days’ but no more than 60 days’ prior written notice mailed to the registered holders of the notes to be redeemed, at a redemption price equal to the greater of:

(1) 100% of the aggregate principal amount of the notes being redeemed, and

(2) the sum of the present values of the Remaining Scheduled Payments of the 2048 notes to be redeemed, assuming that the 2048 notes matured on the 2048 Par Call Date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest on the 2048 notes to the date of redemption. See “Description of the Notes—Optional Redemption.”

On or after the 2028 Par Call Date and the 2048 Par Call Date, the notes of the applicable series are redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of such notes being redeemed to such redemption date. See “Description of the Notes—Optional Redemption.”

Repurchase Upon Change of Control

Unless we have exercised our right to redeem the 2048 notes in full, upon the occurrence of both (1) a change of control of us and (2) a downgrade of the 2048 notes below an investment grade rating by each of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings, Inc. within a specified period, we will be required to make an offer to purchase all of the 2048 notes at a price in cash equal to 101% of the principal amount of such notes, plus any accrued and unpaid interest to the date of repurchase. See “Description of the Notes—Repurchase Upon a Change of Control.”

We will not be required to offer to repurchase the 2028 notes upon a change of control.

Ranking	The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our current and future unsecured and unsubordinated indebtedness, including any borrowings under our senior credit facility, and senior to all of our future subordinated debt. The notes will effectively rank junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries and will therefore be effectively subordinated to all existing and future liabilities of our subsidiaries. The indenture does not restrict our ability or the ability of our subsidiaries to incur other indebtedness. As of December 31, 2017, we had approximately $19.9 billion of indebtedness outstanding, of which approximately $1.3 billion consisted of indebtedness of our subsidiaries and approximately $0.8 billion was secured debt.

Sinking Fund	None.

Form and Denomination of Notes	The notes of each series will initially be represented by one or more global notes which will be deposited with a custodian for, and registered in the name of a nominee of The Depository Trust Company (“DTC”). Indirect holders trading their beneficial interests in the global notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. The notes may only be withdrawn from DTC in the limited situations described in the accompanying prospectus under the caption “Description of the Debt Securities—Global Notes, Delivery and Form.” The notes of each series will be issued in minimum denominations of $1,000 or an integral multiple thereof.

Use of Proceeds	We will only receive proceeds from the $850,000,000 principal amount of 2048 notes that are being offered by us. We estimate that the net proceeds of the offering of the 2048 notes, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $835.2 million. We intend to use the net proceeds for working capital and for general corporate purposes, including, but not limited to, repayment of short-term and long-term debt, the repurchase of our common stock pursuant to our share repurchase program and to fund acquisitions. See “Use of Proceeds.”

Further Issues	We may from time to time, without the consent of the holders of the notes, create and issue additional notes having substantially the same terms and conditions, other than the offering price, original interest accrual date and/or the initial interest payment date, as the 2028 notes or the 2048 notes, in each case, so that such issue shall be consolidated and form a single series with the outstanding 2028 notes or 2048 notes offered hereby; provided that if such additional notes are not fungible with such notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	See “Risk Factors” before considering an investment in any of the notes.

RISK FACTORS

In considering whether to invest in any of the notes, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus supplement, as well as the additional risks described below. If any of the risks actually occur, our business, financial condition or results of operations could suffer. In that event, we may be unable to meet our obligations under the notes and you may lose all or part of your investment. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us.

Risks Relating to the Notes

As of December 31, 2017, we had indebtedness outstanding of approximately $19.9 billion and expect to incur additional indebtedness in the future. As a holding company, we will not be able to repay our indebtedness except through dividends from subsidiaries, some of which are restricted in their ability to pay such dividends under applicable insurance law and undertakings. Such indebtedness could also adversely affect our ability to pursue desirable business opportunities.

As of December 31, 2017, we had indebtedness outstanding of approximately $19.9 billion and had available borrowing capacity of approximately $3.5 billion under our senior revolving credit facility, which expires on August 25, 2020. We also expect to incur additional indebtedness in the future. The terms of the indenture under which the notes are issued do not prohibit us or our subsidiaries from incurring additional indebtedness. Our debt service obligations will require us to use a portion of our cash flow to pay interest and principal on debt instead of for other corporate purposes, including funding future expansion. If our cash flow and capital resources are insufficient to service our debt obligations, we may be forced to seek extraordinary dividends from our subsidiaries, sell assets, seek additional equity or debt capital or restructure our debt. However, these measures might be unsuccessful or inadequate in permitting us to meet scheduled debt service obligations.

As a holding company, we have no operations and are dependent on dividends from our subsidiaries for cash to fund our debt service and other corporate needs. Our subsidiaries are separate legal entities. Furthermore, our subsidiaries are not obligated to make funds available to us, and creditors of our subsidiaries will have a superior claim to certain of our subsidiaries’ assets. State insurance laws restrict the ability of our regulated subsidiaries to pay dividends, and in some states we have made special undertakings that may limit the ability of our regulated subsidiaries to pay dividends. In addition, our subsidiaries’ ability to make any payments to us will also depend on their earnings, the terms of their indebtedness, business and tax considerations and other legal restrictions. We cannot assure you that our subsidiaries will be able to pay dividends or otherwise contribute or distribute funds to us in an amount sufficient to pay the principal of or interest on the indebtedness owed by us. Indebtedness could also limit our ability to pursue desirable business opportunities, and may affect our ability to maintain an investment grade rating for our indebtedness.

We may also incur future debt obligations that might subject us to restrictive covenants that could affect our financial and operational flexibility. Our breach or failure to comply with any of these covenants could result in a default under our credit agreements. If we default under our credit agreements, the lenders could cease to make further extensions of credit or cause all of our outstanding debt obligations under our credit agreements to become immediately due and payable, together with accrued and unpaid interest. If the indebtedness under the notes or our credit agreements is accelerated, we may be unable to repay or finance the amounts due.

The notes are not secured by any of our assets and any secured creditors would have a prior claim on our assets.

The notes are not secured by any of our assets. The terms of the indenture permit us to incur secured debt. If we become insolvent or are liquidated, or if payment under any of the agreements governing our secured debt is accelerated, the lenders under our secured debt agreements will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to agreements governing that debt. Accordingly, the lenders will have a prior claim on our assets. In that event, because the notes are not secured by any of our assets, it is possible that there will be no assets remaining from which claims of the holders of notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full. As of December 31, 2017, we had approximately $0.8 billion of secured debt outstanding.

The notes are effectively subordinated to the indebtedness of our subsidiaries.

Because we operate as a holding company, our right to participate in any distribution of assets of any subsidiary upon that subsidiary’s dissolution, winding-up, liquidation, reorganization or otherwise (and thus the ability of the holders of the notes to participate indirectly from the distribution) is subject to the prior claims of the creditors of that subsidiary, except to the extent that we are a creditor of the subsidiary and our claims are recognized. Therefore, the notes are effectively subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the notes. The indenture governing the notes does not prohibit or limit the incurrence of indebtedness and other liabilities by us or our subsidiaries. The incurrence of additional indebtedness and other liabilities by us or our subsidiaries could adversely affect our ability to pay obligations on the notes. As of December 31, 2017, we had approximately $19.9 billion of indebtedness outstanding, of which approximately $1.3 billion consisted of indebtedness of our subsidiaries.

We may not be able to satisfy our obligations to repurchase the 2048 notes upon the occurrence of both a change of control and downgrades of the notes.

Unless we have exercised our right to redeem the 2048 notes in full, upon the occurrence of both (1) a change of control of us and (2) a downgrade of the 2048 notes below an investment grade rating by each of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings, Inc. within a specified period, which we refer to as a change of control triggering event, we will be required to make an offer to purchase all of the 2048 notes at a price in cash equal to 101% of the principal amount of the 2048 notes, plus any accrued and unpaid interest to the date of repurchase. The source of funds for any purchase of our debt securities, including the 2048 notes, will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the 2048 notes upon a change of control triggering event because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due, if any. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the 2048 notes may be limited by applicable law. See “Description of the Notes—Repurchase Upon a Change of Control.” As a result of our potential obligations to repurchase the 2048 notes, we may have to avoid certain change of control transactions that would otherwise be beneficial to us and our shareholders.

There are currently no trading markets for the notes, and active public trading markets for the notes may not develop or, if any markets develop, may not be maintained. The failure of active liquid trading markets for the notes to develop or be maintained is likely to adversely affect the market prices and liquidity of the notes.

The notes are new issues of securities, and there are currently no existing trading markets for the notes. We do not intend to apply for listing of the notes of any series on any securities exchange. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, active trading markets may not develop for the notes and, even if any markets develop, may not be maintained. If active trading markets for the notes do not develop or are not maintained, the market prices and liquidity of the notes are likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase prices.

The liquidity of the trading markets, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality, and those of comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

USE OF PROCEEDS

We will only receive proceeds from the $850,000,000 principal amount of 2048 notes that are being offered by us. We estimate that the net proceeds from the offering of the 2048 notes will be approximately $835.2 million, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds for working capital and for general corporate purposes, including, but not limited to, repayment of short-term and long-term debt, the repurchase of our common stock pursuant to our share repurchase program and to fund acquisitions.

The selling securityholders will receive proceeds from the $1,250,000,000 aggregate principal amount of 2028 notes that are being sold for the accounts of the selling securityholders named in this prospectus supplement. Any proceeds from the sale by the selling securityholders of the 2028 notes offered by this prospectus supplement will be received by the selling securityholders for their own accounts, and we will not receive any proceeds from such sale. See “Underwriting.”

The selling securityholders have agreed to purchase $1,250,000,000 aggregate principal amount of Remarketable Subordinated Notes in connection with the remarketing of the Remarketable Subordinated Notes pursuant to the Purchase Contract and Pledge Agreement and intend to transfer the Remarketable Subordinated Notes to us on or about March 2, 2018 in exchange for the 2028 notes offered by them hereby and a cash payment. The sum of the aggregate public offering price of the 2028 notes and the amount of cash the selling securityholders receive from us in the foregoing exchange will equal the purchase price of the Remarketable Subordinated Notes that the selling securityholders are purchasing in the remarketing. We intend to pay a remarketing fee to the Remarketing Agents in connection with the remarketing of the Remarketable Subordinated Notes that is equal to the underwriting discount on the 2028 notes. This fee and the cash payment described above are not reflected in the amount of our net proceeds referred to above.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

The following table summarizes our financial information. We prepared this information using our audited consolidated financial statements for each of the years in the five-year period ended December 31, 2017, which have been audited by Ernst & Young LLP. You should read this information in conjunction with our audited consolidated financial statements and notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference. See “Where You Can Find More Information” on page S-29 of this prospectus supplement. These selected consolidated historical financial data do not necessarily indicate the results to be expected in the future.

	As of and for the Year Ended December 31,
	2017(1)	2016	2015(1)	2014(2)	2013(2)
	(dollars in millions, except where indicated and except per share data)

Income Statement Data
Total operating revenue(3)	$89,061.2	$84,194.0	$78,404.8	$73,021.7	$70,191.4
Total revenue	90,039.4	84,863.0	79,156.5	73,874.1	71,023.5
Income from continuing operations	3,842.8	2,469.8	2,560.0	2,560.1	2,634.3
Net income	3,842.8	2,469.8	2,560.0	2,569.7	2,489.7

Per Share Data
Basic net income per share—continuing operations	$14.70	$9.39	$9.73	$9.28	$8.83
Diluted net income per share—continuing operations	14.35	9.21	9.38	8.96	8.67
Dividends per share	2.70	2.60	2.50	1.75	1.50

Other Data (unaudited)
Benefit expense ratio(4)	86.4%	84.8%	83.3%	83.1%	85.1%
Selling, general and administrative expense ratio(5)	14.2%	14.9%	16.0%	16.1%	14.2%
Income from continuing operations before income taxes as a percentage of total revenue	4.4%	5.4%	5.9%	5.9%	5.4%
Net income as a percentage of total revenue	4.3%	2.9%	3.2%	3.5%	3.5%
Medical membership (in thousands)	40,244	39,919	38,599	37,499	35,653

Balance Sheet Data
Cash and investments(6)	$25,179.0	$23,262.7	$21,064.5	$22,061.6	$21,107.0
Total assets	70,540.0	65,083.1	61,717.8	61,676.3	59,095.3
Long-term debt, less current portion	17,382.2	14,358.5	15,324.5	14,019.6	13,477.4
Total liabilities	44,037.1	39,982.7	38,673.7	37,425.0	34,330.1
Total shareholders’ equity	26,502.9	25,100.4	23,044.1	24,251.3	24,765.2

(1)	The net assets of and results of operations for HealthSun HealthPlans, Inc. and Simply Healthcare Holdings, Inc. are included from their respective acquisition dates of December 21, 2017 and February 17, 2015, respectively.
(2)	The operating results of 1-800 CONTACTS, Inc. are reported as discontinued operations at December 31, 2014 and 2013 as a result of the divestiture completed on January 31, 2014. Included in net income for the year ended December 31, 2014 is income from discontinued operations, net of tax, of $9.6. Included in net income for the year ended December 31, 2013 is a loss from discontinued operations, net of tax, of $144.6.
(3)	Operating revenue is obtained by adding premiums, administrative fees and other revenue.
(4)	Benefit expense ratio represents benefit expense as a percentage of premium revenue.

(5)	The selling, general and administrative expense ratio represents selling, general and administrative expenses as a percentage of total operating revenue.
(6)	Cash and investments is obtained by adding cash and cash equivalents, current and long-term fixed maturity securities and current and long-term equity securities.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(1)	5.91x	6.75x	7.40x	7.57x	6.78x

(1)	For purposes of this computation, earnings available for fixed charges are defined as income from continuing operations before income tax expense, plus fixed charges. Fixed charges are defined as interest expense, including amortization of debt discount and expense related to indebtedness plus an estimated interest portion of rental expense.

DESCRIPTION OF THE NOTES

The Notes Will Be Issued Under the Indenture

We will issue $1,250,000,000 initial aggregate principal amount of 4.101% notes due 2028 and $850,000,000 initial aggregate principal amount of 4.550% notes due 2048. The notes will be issued under a senior note indenture dated as of November 21, 2017 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default; however, there are some limitations on the extent to which the trustee acts on your behalf. Second, the trustee performs administrative functions for us, such as sending you interest payments (as our paying agent), transferring your notes to a new buyer if you sell them (as our registrar) and sending you notices.

The indenture and the notes contain the full legal text of the matters described in this section. We have filed a copy of the indenture with the SEC as an exhibit to our Current Report on Form 8-K filed on November 21, 2017. The indenture and the notes are governed by New York law.

Because this section is a summary, it does not describe every aspect of the notes and the indenture. This description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the indenture. We describe the meaning for only the more important terms. We urge you to read the indenture and the notes because they, and not this description, define your rights as a holder of the notes.

Terms of the Notes

The 2028 notes will mature on March 1, 2028 and the 2048 notes will mature on March 1, 2048. The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. No sinking fund will be provided with respect to the notes. The notes will not be convertible or exchangeable for other securities or property. No additional amounts will be payable with respect to the notes.

Each series of notes will be issued in fully registered form only, in minimum denominations of $1,000 or an integral multiple thereof. Each series of notes will be issued in the form of one or more Global Securities, without coupons, which will be deposited initially with, or on behalf of, DTC.

We will pay interest on the notes from March 2, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2018 until the principal is paid or made available for payment. Interest will be paid to the persons in whose names the notes are registered at the close of business on February 15 and August 15 (whether or not a Business Day), as the case may be, next preceding the relevant Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date or date of maturity of principal of the notes falls on a day that is not a Business Day, then payment of interest or principal may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date, and no interest will accrue for the period after such nominal date.

Optional Redemption

With respect to the 2028 notes, on or after May 1, 2020 and prior to December 1, 2027 (three months prior to the maturity date of such notes) (the “2028 Par Call Date”), the 2028 notes may be redeemed at our option, at any time in whole or from time to time in part, on at least 10 days’ but no more than 60 days’ prior written notice mailed to the registered holders of the notes to be redeemed, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the 2028 notes to be redeemed, assuming that the 2028 notes matured on the 2028 Par Call Date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus accrued and unpaid interest on the 2028 notes to the redemption date.

With respect to the 2048 notes, prior to September 1, 2047 (six months prior to the maturity date of such notes) (the “2048 Par Call Date”), the 2048 notes may be redeemed at our option, at any time in whole or from time to time in part, on at least 10 days’ but no more than 60 days’ prior written notice mailed to the registered holders of the notes to be redeemed, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments of the 2048 notes to be redeemed, assuming that the 2048 notes matured on the 2048 Par Call Date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus accrued and unpaid interest on the 2048 notes to the redemption date.

On or after the 2028 Par Call Date and the 2048 Par Call Date, the notes of the applicable series are redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of such notes being redeemed to such redemption date.

For purposes of the foregoing discussion of the applicable optional redemption provisions, the following definitions are applicable:

“Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed by us as of the second Business Day immediately preceding that redemption date, of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable notes to be redeemed (assuming that such notes matured on the 2028 Par Call Date or the 2048 Par Call Date, as applicable) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average as determined by us of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all of such quotations.

“Independent Investment Banker” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means any of Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Morgan Stanley & Co. LLC and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, any other nationally recognized investment banking firm selected by us that is a primary U.S. Government securities dealer, as well as three other nationally recognized investment banking firms selected by us that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

If less than all the notes of any series are to be redeemed, the notes of such series to be redeemed shall be selected by the trustee by such method as the trustee deems fair and appropriate. In the case of notes in global form, beneficial interests in the notes to be redeemed will be selected in accordance with the applicable procedures of DTC. Unless we default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Except as described above and below under “Repurchase Upon a Change of Control,” the notes will not be redeemable by us prior to maturity.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event (defined below) occurs with respect to the 2048 notes, unless we have exercised our right to redeem the 2048 notes in full, as described above, we will make an offer to each holder of the 2048 notes (the “Change of Control Offer”) to repurchase any and all (equal to $1,000 or an integral multiple thereof) of such holder’s 2048 notes at a repurchase price in cash equal to 101% of the principal amount of the 2048 notes repurchased plus accrued and unpaid interest, if any, thereon, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of 2048 notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 2048 notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the 2048 notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2048 notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the 2048 notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control repurchase provisions of the 2048 notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all 2048 notes or portions of 2048 notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2048 notes or portions of 2048 notes properly tendered; and

•	deliver or cause to be delivered to the trustee the 2048 notes properly accepted, together with an officer’s certificate stating the principal amount of 2048 notes or portions of 2048 notes being purchased.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Anthem and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the 2048 notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Anthem and its subsidiaries taken as a whole to another Person (as defined in the indenture) or group may be uncertain.

For purposes of the foregoing discussion of the applicable Change of Control provisions, the following definitions are applicable:

“Below Investment Grade Rating Event” means the 2048 notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could reasonably be expected to result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the 2048 notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control Triggering Event (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Anthem and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Anthem or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Anthem’s voting stock; or (3) the first day on which a majority of the members of Anthem’s Board of Directors are not Continuing Directors; provided, however, that a transaction will not be deemed to involve a Change of Control if we become a wholly owned subsidiary of a holding company and the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction. For purposes of this definition, “voting stock” means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of Anthem, even if the right to vote has been suspended by the happening of such a contingency.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Anthem who (1) was a member of the Board of Directors of Anthem on the date of the issuance of the 2048 notes; or (2) was nominated for election or elected to the Board of Directors of Anthem with the approval of a majority of the Continuing Directors who were members of such Board of Directors of Anthem at the time of such nomination or election (either by specific vote or by approval of Anthem’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, Inc.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P) or a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch), or a rating by a replacement Rating Agency, if applicable, substantially equivalent to the foregoing ratings or higher.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any or all of Moody’s, S&P or Fitch ceases to rate the 2048 notes or fails to make a rating of the 2048 notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

We will not be required to offer to repurchase the 2028 notes upon a change of control.

We May Issue Other Series of Debt Securities

The indenture permits us to issue different series of debt securities from time to time. The specific terms of each other series that we may issue in the future may differ from those of the notes. The indenture does not limit the aggregate amount of debt securities that may be issued under the indenture, nor does it limit the number of other series or the aggregate amount of any particular series. The 2028 notes will be limited initially to $1,250,000,000 aggregate principal amount, and the 2048 notes will be limited initially to $850,000,000 aggregate principal amount. We may “re-open” any series of notes at any time without the consent of the noteholders. We may issue additional securities from time to time after this offering. The notes of any series and any additional new notes at any time of such series subsequently issued under the indenture would be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if such additional notes are not fungible with such notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

The indenture and the notes do not limit our ability to incur other debt or to issue other securities. When we refer to a series of debt securities, we mean a series, such as each of the series of notes we are offering by means of this prospectus supplement and the accompanying prospectus, issued under the indenture. When we refer to the notes or these notes, we mean each series of notes we are offering by means of this prospectus supplement and the accompanying prospectus.

Defeasance

The notes may be defeased, at our option, through legal defeasance or covenant defeasance as provided for in the indenture and as described in the accompanying prospectus under the captions “Description of the Debt Securities—Defeasance” and “Description of the Debt Securities—Satisfaction and Discharge.”

Book-Entry Notes

Each series of notes will be issued in the form of one or more global notes in definitive, fully registered form, without interest coupons (the “Global Note”). Each Global Note will be deposited with the trustee, as custodian for, and registered in the name of a nominee of, DTC as depository, and will be held through the book-entry system of DTC and its participants, including Euroclear and Clearstream. See “Description of the Debt Securities—Global Notes, Delivery and Form” in the accompanying prospectus for a description of registered Global Notes held in book entry form.

We will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

•	if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 120 days;

•	subject to DTC procedures, if we choose to issue definitive debt securities; or

•	if there is an Event of Default and there is a request from the Depository or any holder.

In any such instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to that beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 or an integral multiple thereof and will be issued in registered form only, without coupons. We will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

SELLING SECURITYHOLDERS

The selling securityholders have agreed to purchase $1,250,000,000 aggregate principal amount of Remarketable Subordinated Notes in connection with the remarketing of the Remarketable Subordinated Notes pursuant to the Purchase Contract and Pledge Agreement, and intend to transfer the Remarketable Subordinated Notes to us on or about March 2, 2018 in exchange for the respective principal amounts of 2028 notes set forth opposite their names below and a cash payment. The sum of the aggregate public offering price of the 2028 notes and the amount of cash the selling securityholders receive from us in the foregoing exchange will equal the purchase price of the Remarketable Subordinated Notes that the selling securityholders are purchasing in the remarketing. We intend to pay a remarketing fee to the Remarketing Agents in connection with the remarketing of the Remarketable Subordinated Notes that is equal to the underwriting discount on the 2028 notes. We are registering the 2028 notes offered by the selling securityholders by this prospectus supplement and the accompanying prospectus on behalf of the selling securityholders.

The following table, based on information supplied to us by the selling securityholders, sets forth information with respect to the beneficial ownership (as such term is used within the meaning of Rule 13d-3 under the Exchange Act) of the 2028 notes by the selling securityholders immediately prior to completion of the offering. Following the completion of this offering, the selling securityholders will not own any 2028 notes.

Selling Securityholders	Principal Amount of of 2028 Notes Beneficially Owned and Offered
Credit Suisse Securities (USA) LLC	$287,500,000
Barclays Capital Inc.	250,000,000
Morgan Stanley & Co. LLC	250,000,000
Mizuho Securities USA LLC	137,500,000
Citigroup Global Markets Inc.	81,250,000
Deutsche Bank Securities Inc.	81,250,000
Goldman Sachs & Co. LLC	81,250,000
Wells Fargo Securities, LLC	81,250,000

Total.	$1,250,000,000

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax consequences of ownership and disposition of the notes. This discussion applies only to notes that are:

•	purchased by those beneficial owners of notes who purchase notes for cash in this offering at the initial offering price; and

•	held as capital assets within the meaning of section 1221 of the Code (as defined below).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities;

•	traders in securities that elect a mark-to-market method of tax accounting;

•	persons holding notes as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities;

•	persons subject to the alternative minimum tax; or

•	accrual method taxpayers required to recognize income no later than when such income is taken into account for financial accounting purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding notes and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of holding and disposing of the notes.

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary is not binding on the courts or the Internal Revenue Service, or the IRS, and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion does not address the effect of any federal taxes other than income taxes (e.g., federal estate or gift taxes or the Medicare tax on certain investment income) or any state, local or foreign taxes.

Optional redemption and repurchase upon a change in control

We intend to take the position that the possibility of the payment of additional amounts above the principal amount of the notes described in “Description of the Notes—Optional Redemption,” and “Description of the

Notes—Repurchase Upon a Change in Control,” if applicable, is remote and therefore will not cause the notes to be considered “contingent payment debt instruments” under applicable Treasury Regulations. Moreover, we treated the 2028 notes as not being subject to the contingent payment debt instrument rules by reason of the terms of the Remarketable Subordinated Notes for which they will be exchanged. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position, you might be required to use the accrual method, even if you were otherwise a cash method taxpayer, to accrue income on the notes in excess of the stated interest on the notes, and to treat as ordinary income rather than capital gain any income that you realize on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (b) the trust was in existence on August 20, 1996 and has a valid election to be treated as a U.S. person in effect under applicable U.S. Treasury Regulations.

Payments of interest

It is anticipated, and the following discussion assumes, that the 2048 notes will be issued and the 2028 notes will be sold in this offering with no more than a de minimis amount of original issue discount. Interest payable on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale, exchange or other disposition of the notes

Upon the sale, exchange or other taxable disposition of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s tax basis in the note (generally the price paid by the U.S. Holder to purchase the note. For these purposes, the amount realized does not include an amount equal to the accrued but unpaid interest on the note, which will be treated as interest as described under “Payments of interest” above.

Gain or loss realized on the sale, exchange or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or other taxable disposition the note has been held by the U.S. Holder for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders (including individuals) generally are subject to U.S. federal income taxation at preferential rates. The deductibility of capital losses is subject to limitations under the Code.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes to certain non-corporate U.S. Holders. A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder and is not a partnership.

Payments of interest

Subject to the discussions below concerning backup withholding and FATCA (as defined below), payments of interest on the notes by us or any paying agent to any Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will not be subject to U.S. federal income or withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•	the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E, as applicable, under penalties of perjury, that it is not a United States person or holds its notes through various foreign intermediaries and satisfies the certification requirements of applicable Treasury Regulations.

In the event that a Non-U.S. Holder does not meet the foregoing requirements, interest on the notes that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will be subject to the 30% U.S. federal withholding tax (or lower rate under an applicable income tax treaty).

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see “—Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. Such a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax on interest. Non-U.S. Holders whose interest derived from the notes may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of an additional branch profits tax, currently at a rate of 30% (or lower rate under an applicable income tax treaty), on Non-U.S. Holders that are corporations.

Sale, exchange or other disposition of the notes

Subject to the discussions of backup withholding and FATCA withholding below, U.S. federal income or withholding tax generally will not apply to any gain that a Non-U.S. Holder realizes on the sale, exchange, redemption, retirement or other taxable disposition of a note unless (i) that gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder or (ii) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition and other conditions are met. If clause (i) applies, the Non-U.S. Holder will be subject to U.S. federal income tax on the net gain derived from the disposition generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, and if the Non-U.S. Holder is a corporation, such Non-U.S. Holder may also be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) as described above. If clause (ii) applies, such Non-U.S. Holder will be subject to a flat 30% tax (or lower applicable treaty rate) on the gain derived from the sale, exchange, redemption, retirement or other taxable disposition, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with interest payments on the notes. Copies of the information returns may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or applicable tax information exchange agreement. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes within the United States or conducted through certain U.S.-related financial intermediaries. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

Pursuant to Sections 1471 to 1474 of the Code and the Treasury Regulations promulgated thereunder (the provisions commonly known as FATCA), interest paid on the notes and, after December 31, 2018, the gross proceeds of a sale or other disposition of notes paid to a foreign financial institution (whether such foreign financial institution is a beneficial owner or an intermediary) may be subject to U.S. federal withholding tax at a rate of 30% unless (x)(1) such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (2) such institution resides in a jurisdiction with which the United States has entered into an intergovernmental agreement to implement FATCA and (y) such foreign financial institution provides the withholding agent with a certification that it is eligible to receive payment free of FATCA withholding. The legislation also generally will impose a U.S. federal withholding tax of 30% on interest paid on the notes and, after December 31, 2018, the gross proceeds of a sale or other disposition of a note paid to a non-financial foreign entity (whether such non-financial foreign entity is a beneficial owner or an intermediary) unless such entity provides the withholding agent with a certification (i) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. tax authorities. A foreign financial institution or non-financial foreign entity can meet the certification requirements by providing a properly executed applicable IRS Form W-8. Under certain circumstances, a U.S. Holder or Non-U.S. Holder might be eligible for refunds or credits of such taxes from the IRS. An applicable intergovernmental agreement regarding FATCA between the United States and the jurisdiction of a foreign financial institution or non-financial foreign entity may modify the rules discussed in this paragraph. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in any of the notes.

UNDERWRITING

We and the selling securityholders are offering the notes described in this prospectus supplement through a number of underwriters. Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Morgan Stanley & Co. LLC are the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling securityholders (in the case of the 2028 notes) and we (in the case of the 2048 notes) have agreed to sell to the underwriters, and each underwriter has agreed to purchase, severally and not jointly, the aggregate principal amount of notes listed next to its name in the following table:

Underwriter	Principal Amount of 2028 Notes	Principal Amount of 2048 Notes
Credit Suisse Securities (USA) LLC	$287,500,000	$151,300,000
Barclays Capital Inc.	250,000,000	125,375,000
Morgan Stanley & Co. LLC	250,000,000	125,375,000
Mizuho Securities USA LLC	137,500,000	49,300,000
Citigroup Global Markets Inc.	81,250,000	17,850,000
Deutsche Bank Securities Inc.	81,250,000	17,850,000
Goldman Sachs & Co. LLC	81,250,000	17,850,000
Wells Fargo Securities, LLC	81,250,000	17,850,000
HSBC Securities (USA) Inc.	—	59,500,000
SunTrust Robinson Humphrey, Inc.	—	59,500,000
U.S. Bancorp Investments, Inc.	—	59,500,000
BNY Mellon Capital Markets, LLC	—	29,750,000
PNC Capital Markets LLC	—	29,750,000
RBC Capital Markets, LLC	—	29,750,000
SMBC Nikko Securities America, Inc.	—	29,750,000
The Huntington Investment Company	—	29,750,000

Total.	$1,250,000,000	$850,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us. The offering of the 2028 notes is conditioned upon the selling securityholders first purchasing the 2028 notes offered by them hereby from us pursuant to a securities purchase and registration rights agreement that will be entered into between us and the selling securityholders.

The underwriters have advised us and the selling securityholders that they propose to initially offer the notes to the public for cash at the public offering prices set forth on the cover of this prospectus supplement, and that they may offer the notes to certain dealers at such price less concessions not in excess of 0.250% of the principal amount of the 2028 notes and 0.500% of the principal amount of the 2048 notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.200% of the principal amount of the 2028 notes and 0.350% of the principal amount of the 2048 notes to certain other dealers. After the public offering of the notes, the public offering prices and other selling terms may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and the cash payment and remarketing fee described under “Use of Proceeds”, will be approximately $4.4 million.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in each series of the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes or that an active public market for any series of the notes will develop. If active public markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the prices of the notes. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market prices of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Settlement Cycle

It is expected that delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA which has implemented the Prospectus Directive will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriter from time to time.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)	a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Canada

Resale Restrictions

The distribution of notes in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the notes in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Morgan Stanley & Co. LLC and are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

Other Relationships

Certain of the underwriters and their affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain affiliates of underwriters are participants in our revolving credit agreement. In addition, certain underwriters or their affiliates may hold positions in our outstanding notes and therefore may receive a portion of the proceeds from this offering if we redeem any of those notes.

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the notes and specified legal matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Davis Polk & Wardwell LLP, New York, New York, will act as counsel for the underwriters. With respect to certain legal matters relating to Indiana law, Hogan Lovells US LLP has relied upon the opinion of Faegre Baker Daniels LLP, Indianapolis, Indiana, counsel for Anthem.

EXPERTS

The consolidated financial statements and schedule of Anthem appearing in Anthem’s annual report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Anthem’s internal control over financial reporting as of December 31, 2017 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

You should also be able to inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus supplement and the accompanying prospectus. For further information on us and the securities, you should refer to our registration statement and its exhibits. This prospectus supplement and the accompanying prospectus summarize material provisions of contracts and other documents to which we refer you. Because the prospectus supplement and the accompanying prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file after the date of this prospectus supplement with the SEC will automatically update and supersede this information. We specifically incorporate by reference the following documents, which we have already filed with the SEC:

(i)	our Annual Report on Form 10-K for the year ended December 31, 2017;

(ii)	our Current Report on Form 8-K filed on January 31, 2018 (excluding Item 2.02 and Exhibits 99.1 and 99.2 thereto); and

(iii)	the portions of our Definitive Proxy Statement on Schedule 14A filed on March 31, 2017 incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before all of the securities offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information “furnished” under Item 2.02 and Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the foregoing documents and any other documents that are incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to our Corporate Secretary at our principal executive office, located at: 120 Monument Circle, Indianapolis, Indiana 46204, Telephone (317) 488-6000.

PROSPECTUS

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

PREFERRED STOCK

COMMON STOCK

DEPOSITARY SHARES

WARRANTS

RIGHTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

We may offer and sell, from time to time, one or any combination of the securities we describe in this prospectus. The debt securities and our preferred stock we may offer may be convertible into or exchangeable for our common stock or our other securities, or debt or equity securities of one or more other entities. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities.

You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange under the symbol “ANTM.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors ” on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, the terms “we,” “us,” “our,” the “Company” and “Anthem” refer to Anthem, Inc. and/or Anthem, Inc. and its direct and indirect subsidiaries, as the context requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. Forward-looking statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such forward-looking statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus or any applicable prospectus supplement, including, without limitation, the “Risk Factors” beginning on page 3 herein and incorporated by reference herein from our most recent Annual Report on Form 10-K and other reports and information that we file from time to time in the future with the SEC. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. You should also be able to inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We also make available, free of charge, on or through our Internet web site (http://www.antheminc.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to

Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation of Certain Documents by Reference.”

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of this offering; provided however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

(i)	our Annual Report on Form 10-K for the year ended December 31, 2016, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 31, 2017 incorporated by reference into the Annual Report;

(ii)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

(iii)	our Current Reports on Form 8-K, filed on January 19, 2017, February 9, 2017, February 15, 2017, April 28, 2017, May 5, 2017, May 12, 2017, May 18, 2017, November 6, 2017, November 14, 2017, November 21, 2017 and November 29, 2017; and

(iv)	the description of our common stock contained in our Registration Statement on Form 8-A filed on October 26, 2001 and any amendment or reports filed for the purpose of updating such description.

Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We will provide without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents and any other documents that are incorporated by reference in this prospectus and the applicable prospectus supplement (other than exhibits to such information, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to our principal executive office at the following address:

Anthem, Inc.

Attention: Investor Relations

120 Monument Circle

Indianapolis, Indiana 46204

Telephone (317) 488-6000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

OUR COMPANY

We are one of the largest health benefits companies in the United States in terms of medical membership, serving 40.3 million medical members through our affiliated health plans as of September 30, 2017. We are an independent licensee of the Blue Cross and Blue Shield Association, an association of independent health benefit plans. We serve our members as the Blue Cross licensee for California and as the Blue Cross and Blue Shield, or BCBS, licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as BCBS in 10 New York City metropolitan and surrounding counties, and as Blue Cross or BCBS in selected upstate counties), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.) and Wisconsin. In a majority of these service areas we do business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia, and Empire Blue Cross Blue Shield or Empire Blue Cross (in our New York service areas). We also conduct business through arrangements with other BCBS licensees in South Carolina and western New York. Through our AMERIGROUP Corporation subsidiary and other subsidiaries, we conduct business in Florida, Georgia, Iowa, Kansas, Louisiana, Maryland, Nevada, New Jersey, New Mexico, New York, Tennessee, Texas, Washington and Washington, D.C. In addition, we conduct business through our Simply Healthcare Holdings, Inc. subsidiary in Florida. We also serve customers throughout the country as HealthLink, UniCare, and in certain Arizona, California, Nevada, Tennessee and Virginia markets through our CareMore Health Group, Inc. subsidiary. We are licensed to conduct insurance operations in all 50 states through our subsidiaries.

Anthem is incorporated under the laws of the State of Indiana. Our principal executive offices are located at 120 Monument Circle, Indianapolis, Indiana 46204 and our telephone number is (317) 488-6000. We maintain a website at www.antheminc.com where general information about us is available. We are not incorporating the contents of the website into this prospectus or any prospectus supplement.

If you would like to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS

Investing in our securities involves certain risks. Before acquiring any securities, you should carefully consider, among other things, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include but are not limited to the repayment of debt, investments in or extensions of credit to our subsidiaries, the financing of possible acquisitions or business expansion or the repurchase of shares of our common stock. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented.

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	7.13x	6.75x	7.40x	7.57x	6.78x	7.85x

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For purposes of this computation, earnings are defined as income before income taxes, plus fixed charges. Fixed charges are defined as interest expense, including amortization of debt discount and expense related to indebtedness plus an estimated interest portion of rental expense.

We had no preference equity securities outstanding in any of the periods presented. As a result, our ratio of earnings to combined fixed charges and preferred stock dividends for each of such periods is identical to our ratio of earnings to fixed charges as indicated above.

DESCRIPTION OF THE DEBT SECURITIES

General

This section describes the general terms and provisions of the indentures and the debt securities we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the debt securities then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement. Because this is only a summary, it does not contain all of the details found in the full text of the indentures and the debt securities. We urge you to read carefully the full text of the indentures. The following summary is qualified in its entirety by the provisions of the indentures.

The debt securities offered by this prospectus will be direct obligations of Anthem and will be either senior or subordinated debt, which we refer to together as the debt securities. We will issue the debt securities under one of two separate indentures between us and The Bank of New York Mellon Trust Company, N.A., or the trustee. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. None of the indentures limits the amount of debt securities or other unsecured debt which we may issue.

In addition to the following description of the debt securities, you should refer to the detailed provisions of each indenture, copies of which are filed as exhibits to the registration statement.

A prospectus supplement will specify the following terms of any issue of debt securities we may offer:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series; provided, however, that such amount may from time to time be increased by a board resolution;

•	whether the debt securities will be senior or subordinated debt;

•	the price or prices at which the debt securities will be sold;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

•	the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, and the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•	the place or places where the principal of, premium, if any, and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

•	the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•	our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of the series will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	if the amount of principal of, premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of, premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•	if the principal of, premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of, premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if the provisions of the indenture relating to satisfaction and discharge thereof shall not apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

•	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

•	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•	any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•	the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

•	whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities will be issued in a transaction registered under the Securities Act, and any restriction or condition on the transferability of the debt securities of such series;

•	whether the debt securities will be issued pursuant to a periodic offering program;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Unless otherwise specified in a prospectus supplement, the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Anthem. The subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture, to all Senior Debt, as defined herein, of Anthem. See “Subordination” below.

Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any United States federal income tax consequences and other special considerations applicable to discounted debt securities.

Payment and Transfer

Unless we state otherwise in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register, which will be kept by the trustee or another agent of ours. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

Unless we state otherwise in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Global Notes, Delivery and Form

Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes, as defined below, that will be deposited with, or on behalf of, The Depository Trust Company, referred to herein as the Depository, and registered in the name of the Depository’s nominee. A Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

The Depository has advised us as follows:

•	The Depository is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

•	The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

•	Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•	Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by the underwriter or underwriters with the principal amount of the debt securities purchased by the underwriter or underwriters.

•	Ownership of beneficial interests in a Global Note will be shown on, and the transfers of ownership will be effected only through, records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

So long as a nominee of the Depository is the registered owner of a Global Note, that nominee for all purposes will be considered the sole owner or holder of the debt securities under the applicable indenture. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture.

We will make payment of principal of, premium, if any, and interest on debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers registered in “street name”. Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the trustee nor any of our respective agents will be responsible in any respect for actions or inactions of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interest in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

We will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

•	if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 120 days;

•	if we choose to issue definitive debt securities; or

•	if there is an Event of Default (as described herein) and there is a request from the Depository or any holder of the debt securities to issue definitive debt securities.

In any such instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to that beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will maintain one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Mergers and Similar Events

Anthem, Inc. is generally permitted to consolidate with or merge into any other person. In this section, “person” refers to any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency. Anthem, Inc. is also permitted to sell substantially all of its assets to any other person, or to buy substantially all of the assets of any other person. However, Anthem, Inc. may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell all or substantially all of our assets, the other person must be a corporation (or the other person must include a corporate co-issuer of the debt securities) organized under the laws of a state or the District of Columbia or under federal law and it must agree to be legally responsible for the outstanding debt securities issued under the indentures. Upon assumption of our obligations by such a person in such circumstances, we shall be relieved of all obligations and covenants under the indentures and the debt securities.

•	The merger, sale of all or substantially all of our assets or other transaction must not cause a default on the debt securities, and we must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described below under “Events of Default.” A default for this purpose would also include any event that would be an Event of Default if we received the required notice of our default or if under the indentures the default would become an Event of Default after existing for a specified period of time.

•	We have delivered an officer’s certificate and an opinion of counsel to the trustee stating that the transaction and any supplemental indenture required in connection therewith comply with the requirements of the indenture.

Modification and Waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce any premium payable upon the redemption of the debt securities or change the date on which any debt securities may or must be redeemed;

•	change the place or currency of payment for a debt security;

•	impair your right to sue for payment;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to modify or amend the applicable indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture, except to increase the percentage required for any modification or to provide that other provisions of such indenture may not be modified or waived without your consent; and

•	if the debt securities are convertible, make any change that adversely affects in any material respect the terms of conversion of such debt securities unless such change is permitted by the terms of such debt securities.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the debt securities. This type is limited to corrections and clarifications and certain other changes that would not adversely affect holders of the debt securities. The following is a non-exhaustive list of those types of changes:

•	evidence the succession of another person to the Company;

•	add to the covenants of the Company for the benefit of the holders of the debt securities;

•	add any additional Events of Default for the benefit of the holders of the debt securities;

•	add one or more guarantees for the benefit of the holders of the debt securities;

•	secure the debt securities;

•	appoint a successor trustee or revise any provisions of the indentures necessary to administer the trusts under the indentures;

•	provide for the issuance of additional debt securities of any series;

•	establish the form or terms of any additional debt securities issued;

•	to comply with the rules of any applicable depository;

•	alter any provisions of the indentures necessary to permit the issuance of debt securities in bearer form;

•	modify any provisions regarding one or more series of the debt securities that affect only debt securities to be issued under the applicable indenture after the changes take effect;

•	cure any ambiguity or mistakes in the indentures or the debt securities;

•	change any other provision under the indentures that does not adversely affect the interests of the holders of the debt securities;

•	supplement the indentures in order to permit the defeasance and discharge of any series of debt securities in any manner that does not adversely affect the interest of the holders of the debt securities;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which the debt securities may be listed or traded; and

•	to comply with SEC requirements.

Changes Requiring a Majority Vote. Any other change to the applicable indenture and the debt securities would require the following approval:

•	If the change affects only debt securities of one series, it must be approved by the holders of not less than a majority in principal amount of the debt securities of that series.

•	If the change affects the debt securities of one series as well as the debt securities of one or more other series issued under the applicable indenture, it must be approved by the holders of not less than a majority in principal amount of the debt securities of each series affected by the change. In each case, the required approval must be given by written consent. Most changes fall into this category.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the applicable indenture or the debt securities listed in the first category described previously under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of Anthem or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

In particular, the prospectus supplement will specify:

•	the type of securities into which the debt security may be converted or exchanged;

•	the conversion price or exchange ratio, and its method of calculation;

•	whether conversion or exchange is mandatory or at your election; and

•	how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Defeasance

The indentures include provisions allowing defeasance of the debt securities, which means that we may discharge our entire indebtedness under the indentures, if specific acts are performed. The indentures provide for full defeasance and covenant defeasance, as further described below.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, which we refer to as a full defeasance, if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series money or U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

In addition, the subordinated note indenture provides that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective upon full defeasance of the subordinated debt securities.

However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities, which we refer to as covenant defeasance. In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series money or U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

The indentures will cease to be of further effect and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the applicable indenture upon compliance with certain conditions, including:

•	Our having paid all sums payable by us under the applicable indenture, as and when the same shall be due and payable.

•	Our having delivered to the trustee for cancellation all debt securities theretofore authenticated under the applicable indenture; or, all debt securities of any series outstanding under the applicable indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the applicable indenture.

•	Our having delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Highly Leveraged Transaction

The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

Subordination

Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior note indenture) whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets and liabilities;

•	bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•	there has occurred and is continuing an Event of Default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

“Senior Debt” means the principal of, premium, if any and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding) on our Debt, whether incurred on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of that person for money borrowed;

•	every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person;

•	every obligation of that person incurred in connection with the acquisition of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

The indentures will place no limitation on the amount of additional Senior Debt that we may incur.

Events of Default

Each indenture defines an Event of Default with respect to any series of debt securities. Unless otherwise provided in the applicable prospectus supplement, Events of Default are any of the following:

•	We do not pay the principal or any premium on a note on its due date.

•	We do not pay interest on a note within 30 days of its due date.

•	We do not make any sinking fund payment when due.

•	We remain in breach of any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. Each indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee considers it in the interest of such holders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of that series or in the making of any sinking fund installment or analogous obligation with respect to that series.

Remedies If an Event of Default Occurs. Each indenture provides that if an Event of Default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are satisfied.

Except as may otherwise be provided in the indentures in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, which is called an indemnity. If a reasonable indemnity is provided, the holders of a majority in principal amount of the debt securities outstanding of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. Subject to certain exceptions contained in the indentures, these majority holders may also direct the trustee in performing any other action under the applicable indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an Event of Default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

•	No inconsistent written requests by holders of a majority in principal amount of all outstanding debt securities of the affected series have been made to the trustee within the 60 days after the written notice of the Event of Default is sent to the trustee.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after the due date of that payment.

We will furnish to the trustee every year a written statement of one of our officers certifying that to such officer’s knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 applies.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indentures. The Bank of New York Mellon Trust Company, N.A. is the trustee under those certain indentures pursuant to which each of:

•	Anthem’s 1.875% senior unsecured notes due 2018;

•	Anthem’s 2.300% senior unsecured notes due 2018;

•	Anthem’s 7.000% senior unsecured notes due 2019;

•	Anthem’s 2.250% senior unsecured notes due 2019;

•	Anthem’s 4.350% senior unsecured notes due 2020;

•	Anthem’s 2.500% senior unsecured notes due 2020;

•	Anthem’s 3.700% senior unsecured notes due 2021;

•	Anthem’s 3.125% senior unsecured notes due 2022;

•	Anthem’s 2.950% senior unsecured notes due 2022;

•	Anthem’s 3.300% senior unsecured notes due 2023;

•	Anthem’s 3.350% senior unsecured notes due 2024;

•	Anthem’s 3.500% senior unsecured notes due 2024;

•	Anthem’s 3.650% senior unsecured notes due 2027;

•	Anthem’s 1.900% remarketable subordinated notes due 2028;

•	Anthem’s 5.950% senior unsecured notes due 2034;

•	Anthem’s 5.850% senior unsecured notes due 2036;

•	Anthem’s 6.375% senior unsecured notes due 2037;

•	Anthem’s 5.800% senior unsecured notes due 2040;

•	Anthem’s 4.625% senior unsecured notes due 2042;

•	Anthem’s 2.750% senior convertible debentures due 2042;

•	Anthem’s 4.650% senior unsecured notes due 2043;

•	Anthem’s 5.100% senior unsecured notes due 2044;

•	Anthem’s 4.650% senior unsecured notes due 2044;

•	Anthem’s 4.375% senior unsecured notes due 2047; and

•	Anthem’s 4.850% senior unsecured notes due 2054;

are outstanding. The Bank of New York Mellon Trust Company, N.A. also is the fiscal agent under the fiscal agency agreement pursuant to which Anthem Insurance Companies, Inc.’s 9.000% surplus notes due 2027 are outstanding. The Bank of New York Mellon Corporation, an affiliate of the trustee, also performs services for us in the ordinary course of business.

DESCRIPTION OF THE PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement. Because this is only a summary, it does not contain all of the terms applicable to the preferred stock that we may offer. We urge you to read carefully our amended and restated articles of incorporation, as amended (our “articles of incorporation”), and the articles of amendment we have filed or will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

We are authorized to issue up to 100,000,000 shares of preferred stock, without par value, none of which is issued or outstanding. Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, rights and preferences and for the consideration our board of directors may determine.

Our board of directors may, without further action of the shareholders, determine and set forth in an amendment to our articles of incorporation the following for each series of preferred stock:

•	the serial designation and the number of shares in that series;

•	the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any rights of priority or participating or other special rights with respect to dividends;

•	any voting rights of the shares;

•	whether the shares will be redeemable or convertible and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed or converted;

•	the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•	whether the shares will be entitled to the benefit of a sinking fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•	whether the shares will be subject to any restrictions on the issue of additional shares in addition to those restrictions already provided for in our articles of incorporation; and

•	any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our articles of incorporation.

Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

The preferred stock, when issued, will be fully paid and nonassessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

DESCRIPTION OF THE COMMON STOCK

The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our articles of incorporation, our bylaws and the applicable provisions of Indiana law.

General

We are authorized to issue up to 900,000,000 shares of common stock, par value $0.01 per share. Each holder of our common stock is entitled to one vote per share of record on all matters to be voted upon by the shareholders. Holders do not have cumulative voting rights in the election of directors or any other matter. Subject to the preferential rights of the holders of any preferred stock that may at the time be outstanding, each share of common stock will entitle the holder of that share to an equal and ratable right to receive dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by us) if declared from time to time by our board of directors and if there are sufficient funds to legally pay a dividend.

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding. Holders of common stock have no preemptive or redemption rights and will not be subject to further calls or assessments by us. Any shares of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Authorized But Unissued Shares

Indiana law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of current management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Limitations on Ownership of Our Common Stock in Articles of Incorporation

As required under our Blue Cross and Blue Shield Association license, our articles of incorporation contain certain limitations on the ownership of our common stock. Our articles of incorporation provide that no person may beneficially own shares of voting capital stock in excess of specified ownership limits, except with the prior approval of a majority of the “continuing directors.” The ownership limits, which may not be exceeded without the prior approval of the Blue Cross and Blue Shield Association, are the following:

•	for any institutional investor (as defined in our articles of incorporation), one share less than 10% of our outstanding voting securities;

•	for any non-institutional investor (as defined in our articles of incorporation), one share less than 5% of our outstanding voting securities; and

•	for any person, one share less than the number of shares of our common stock or other equity securities (or a combination thereof) representing a 20% ownership interest in us.

Any transfer of stock that would result in any person beneficially owning shares of capital stock in excess of any ownership limit will result in the intended transferee acquiring no rights in the shares exceeding such ownership limit (with certain exceptions) and the person’s excess shares will be deemed transferred to an escrow agent to be held until the shares are transferred to a person whose ownership of the shares will not violate the ownership limit.

Certain Other Provisions of Our Articles of Incorporation and Bylaws

Certain other provisions of our articles of incorporation and bylaws may delay or make more difficult unsolicited acquisitions or changes of control of us. These provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change in control of us, although these proposals, if made, might be considered desirable by a majority of our shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management without the concurrence of the board of directors. These provisions include:

•	the division of the board of directors into three classes serving staggered terms of office of three years;

•	provisions limiting the maximum number of directors to 19, and requiring that any increase in the number of directors then in effect must be approved by a majority of continuing directors;

•	permitting only the board of directors, the Chair of the Board, the Lead Director, the Chief Executive Officer or the President to call a special meeting of shareholders; and

•	requirements for advance notice for raising business or making nominations at shareholders’ meetings.

Our bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and advance notice and proxy access procedures with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although our bylaws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our shareholders.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the Indiana Business Corporation Law (“IBCL”). Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Control Share Acquisitions. Under Chapter 42 of the IBCL, an acquiring person or group who acquires, directly or indirectly, ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding “control shares” in an “issuing public corporation” may not exercise voting rights on any control shares unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If the acquiring person has acquired control shares with a majority of the voting power and the control shares are accorded full voting rights by the disinterested shareholders, the disinterested shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL. We are an “issuing public corporation” as defined under Chapter 42.

Under Chapter 42, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more.

Chapter 42 does not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or bylaws, including a bylaw adopted by the corporation’s board of directors, provide that they do not apply. Our bylaws provide that we are not subject to Chapter 42.

Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of an Indiana corporation that has 100 or more shareholders to engage in any combinations with an “interested shareholder” for five years after the date the shareholder became an “interested shareholder” (such date, the “share acquisition date”), unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s share acquisition date is approved by the board of directors of the corporation before the share acquisition date. If such prior approval is not obtained, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria.

For purposes of Chapter 43, “interested shareholder” means any person, other than the corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) an affiliate or associate of the corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

Chapter 43 does not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our articles of incorporation do not exclude us from Chapter 43.

Mandatory Classified Board of Directors. Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a bylaw expressly electing not to be governed by this provision. Although our articles of incorporation and our bylaws provide for a classified board of directors, we adopted an amendment to our bylaws electing not to be subject to this mandatory requirement effective July 29, 2009.

Amendment and Repeal of Bylaws

Our articles of incorporation and our bylaws provide that the bylaws may be altered, amended or repealed by either (1) the affirmative vote of a majority of the entire number of directors, or (2) except for certain provisions of the bylaws, the affirmative vote, at a shareholder meeting, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of our stock entitled to vote generally in the election of directors, considered for this purpose as a single voting group.

Listing

Our common stock trades on the New York Stock Exchange under the symbol “ANTM.” Computershare Trust Company, N.A. is the registrar, transfer agent, conversion agent and dividend disbursing agent for the common stock.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among us, a preferred stock depositary and the holders from time to time of the depositary shares. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred stock depositary, we will cause such preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of shares of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the shares of preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of shares of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of shares of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock or other shares of preferred stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts, or that would be materially and adversely inconsistent with the rights granted to the holders of the related shares of preferred stock, will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related shares of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related shares of preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such shares of preferred stock or (c) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred stock depositary with respect to the related shares of preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred stock depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of shares of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock or depositary shares representing shares of preferred stock. Warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF THE RIGHTS

We may issue rights to our shareholders for the purchase of our common stock, preferred stock or depositary shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the securityholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right will expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of our preferred or common stock at a future date or dates. The price per share of stock and the number of shares of stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as part of units, known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•	senior debt securities or subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

which may or may not secure your obligations to purchase the stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Shares of our common stock may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be undertaken by any underwriters and, if they are undertaken, may be discontinued at any time without notice.

We may sell the securities in exchange, in whole or part, for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and include services or products we may use in our business; outstanding debt or equity securities of our Company or one or more of our subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our Company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our common shares are listed on the New York Stock Exchange under the symbol “ANTM.” Any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Hogan Lovells US LLP and Faegre Baker Daniels LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. With respect to certain legal matters relating to Indiana law, Hogan Lovells US LLP has relied upon the opinion of Faegre Baker Daniels LLP, counsel for the Company.

EXPERTS

The consolidated financial statements and schedule of Anthem appearing in Anthem’s annual report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Anthem’s internal control over financial reporting as of December 31, 2016 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$2,100,000,000

Anthem, Inc.

$1,250,000,000 4.101% Notes due 2028

$850,000,000 4.550% Notes due 2048

PROSPECTUS SUPPLEMENT

February 27, 2018

Joint Book-Running Managers

Credit Suisse

(Lead Structuring Advisor of the 2028 Notes)

(2028 Notes and 2048 Notes)

Barclays

(2028 Notes and 2048 Notes)

Morgan Stanley

(2028 Notes and 2048 Notes)

Mizuho Securities

(2028 Notes)

Senior Co-Managers

Citigroup

(2028 Notes and 2048 Notes)

Deutsche Bank Securities

(2028 Notes and 2048 Notes)

Goldman Sachs & Co. LLC

(2028 Notes and 2048 Notes)

Wells Fargo Securities

(2028 Notes and 2048 Notes)

Mizuho Securities

(2048 Notes)

HSBC

(2048 Notes)

SunTrust Robinson Humphrey

(2048 Notes)

US Bancorp

(2048 Notes)

Co-Managers

BNY Mellon Capital Markets, LLC

(2048 Notes)

Huntington Capital Markets

(2048 Notes)

PNC Capital Markets LLC

(2048 Notes)

RBC Capital Markets

(2048 Notes)

SMBC Nikko

(2048 Notes)